As Filed:  January 27, 1998                                 SEC File No.


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    Form S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                              FORELAND CORPORATION
             (Exact name of registrant as specified in its charter)


            Nevada                                       87-0422812
(State or other jurisdiction of                        (IRS Employer
incorporation or organization)                       Identification No.)


12596 West Bayaud, Suite 300
      Lakewood, Colorado                                   80228-2019
(Address of Principal Executive Offices)                  (Zip Code)


                              Employment Options
                            (Full title of the plan)


N. Thomas Steele, 12596 West Bayaud, Suite 300, Lakewood, Colorado  80228-2019
                    (Name and address of agent for service)


                                (303) 988-3122
         (Telephone number, including area code, of agent for service)


                        Calculation of Registration Fee

                                                   Proposed          Proposed
                                                   Maximum           Maximum
     Title of Securities          Amount to be     Offering Price    Aggregate Offering   Amount of
      to be Registered            Registered(1)    Per Share(2)      Price                Registration Fee
------------------------------    -------------    --------------    ------------------   ----------------
Common Stock, par value $0.001        80,000           $4.00              $320,000              $95

[FN]
(1) There are also registered pursuant to Rule 416 such additional number of securities as may be issuable under the antidilution provisions of the plans being registered.
(2) Pursuant to Rule 457(h) of the Securities Act of 1933, as amended, the proposed maximum offering price per share for the purpose of calculating the registration fee is the weighted average exercise price per share of the outstanding and unexercised options.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


                ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission (the "Commission") by Foreland Corporation, a Nevada corporation (the "Company"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the Securities Act of 1933, as amended (the "Securities Act"), are hereby incorporated by reference in this registration statement:

          (1) The annual report on Form 10-K for the fiscal year ended December 31, 1996 (as amended on April 30, 1997, and May 7, 1997).

          (2) The quarterly reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997, and September 30, 1997.

          (3) The current reports on Form 8-K dated January 13, 1997, January 22, 1997, February 20, 1997, March 18, 1997, May 2, 1997,
     May 12, 1997, September 3, 1997, October 21, 1997, January 6, 1998,
     January 9, 1998, and January 14, 1998.

          (4) The Proxy Statement related to the 1997 annual meeting of the Company's stockholders.

          (5) The description of the Common Stock of the Company contained in its registration statement on Form 8-A, file no. 0-14096, as declared effective February 18, 1986.

     All documents filed by the Company pursuant to sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold, or which deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.


               ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The following is a brief summary of certain indemnification provisions of the Company's articles of incorporation and the general corporation law of the state of Nevada. This summary is qualified in its entirety by this reference to the text of the articles of incorporation and the corporate law of the state of Nevada.

     Section 78.037 and 78.751 of the Nevada Revised Statutes and "ARTICLE VII. INDEMNIFICATION OF DIRECTORS AND OFFICERS" of the Registrant's articles of incorporation provide for indemnification of the Registrant's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended. In the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


                               ITEM 8.  EXHIBITS

               SEC
Exhibit     Reference
  No.          No.                               Description                               Location
--------    ---------     ---------------------------------------------------------     ---------------
Item 4.                   Instruments Defining the Rights of Security Holders

4.01            4         Specimen Common Stock certificate                             Incorporated by
                                                                                        reference(1)

4.02            4         Articles of Restatement of the Articles of Incorporation      Incorporated by
                                                                                        reference(2)

4.03            4         Bylaws                                                        Incorporated by
                                                                                        reference(3)

Item 5.                   Opinion Regarding Legality

5.01            5         Opinion and consent of Kruse, Landa & Maycock, L.L.C.,        This Filing
                          regarding legality of Common Stock to be issued

Item 23.                  Consents of Experts and Counsel

23.01           23        Consent of Kruse, Landa and Maycock, L.L.C., counsel for      See Item 5
                          the Company                                                   above

23.02           23        Consent of Hein + Associates LLP, certified public            This Filing
                          accountants

23.03           23        Consent of Malkewicz Hueni Associates, Inc.                   This Filing

Item 24.                  Power of Attorney

24.01           24        Power of Attorney                                             This Filing (See
                                                                                        signature page)

[FN]
(1) Incorporated by reference from the Company's registration statement on Form S-2, SEC file number 33-42828.
(2) Incorporated by reference from the Company's registration statement on Form S-3, SEC file number 333-37793.
(3) Incorporated by reference from the Company's registration statement on Form S-1, SEC file number 33-19014.


                             ITEM 9.  UNDERTAKINGS

Post-Effective Amendments [Item 512(a)]

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement, to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Filings Incorporating Subsequent Exchange Act Documents by Reference [Item
512(b)]

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of any employee benefit plan's annual report pursuant to section 15(a) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Filing of Registration Statement on Form S-8 [Item 512(h)]

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lakewood, state of Colorado, on the 23rd day of January, 1998.

                                          FORELAND CORPORATION


                                          By   /s/ N. Thomas Steele
                                            N. Thomas Steele, President
                                            (Principal Executive Officer)


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints N. Thomas Steele and/or Bruce C. Decker, and each of them, with the power of substitution, as his attorney-in-fact for him, in all capacities, to sign any amendments to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on this 23rd day of January, 1998.


    /s/ N. Thomas Steele
N. Thomas Steele, Director and
President (Principal Executive Officer)


    /s/ Grant Steele
Dr. Grant Steele, Director


    /s/ Bruce C. Decker
Bruce C. Decker, Director and Vice-
President of Operations (Principal
Financial and Accounting Officer)



Robert D. Gershen, Director


    /s/ Lee Brian Van Ramshorst
Lee Brian Van Ramshorst, Director